UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012 (May 21, 2012)

EDUCATIONAL DEVELOPMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-4957	73-0750007
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

10302 East 55th Place, Tulsa, Oklahoma 74146-6515
(Address of principal executive offices and Zip Code)

(918) 622-4522
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 22, 2012, Educational Development Corporation (the “Company”) received a letter from the Nasdaq Stock Market stating that as a result of the resignation of James Lewis from the Company’s Board of Directors, as filed with the SEC via Form 8-K on May 24, 2012, the Company no longer complies with Section 5605 of the Exchange’s Listing Rules, which requires that a majority of the board of directors must be comprised of Independent Directors as defined in Rule 5605 and that the Company’s audit committee have at least three members, all of whom must be independent.

In accordance with Section 5605(b) (1) and 5605(c)(4)(A) of the Exchange’s Listing Rules, the Company has six months to regain compliance with this requirement. The board is currently considering candidates and intends to appoint an independent director to fill the vacancy on the board and the audit committee as soon as possible.  The Company expects this to occur within the six month cure period.

The notification of noncompliance has no immediate effect on the listing or trading of the Company's common stock on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Educational Development Corporation

By:	/s/ Randall W. White
Randall W. White President and Chief Executive Officer

Date:  June 27, 2012